                                                                    Exhibit 99.1

MONARCH DENTAL CORPORATION ENTERS INTO MERGER AGREEMENT WITH BRIGHT NOW! DENTAL, INC. REGARDING THE SALE OF THE COMPANY AT $5.00 PER SHARE

DALLAS--November 27, 2002--Monarch Dental Corporation today announced that it has entered into a definitive merger agreement with Bright Now! Dental, Inc. The merger agreement provides for the merger of an affiliate of Bright Now! Dental with and into the Company. Following the merger, the Company will be a wholly-owned subsidiary of Bright Now! Dental. Stockholders of the Company will receive $5.00 per share in cash upon completion of the merger. In connection with the execution of the merger agreement, Bright Now! Dental provided the Company with financing commitments from investors and lenders sufficient to fund the proposed transaction. Completion of the merger is subject to certain closing conditions, including the approval of the Company's stockholders and the receipt by Bright Now! Dental of the proceeds of the financing commitments. Bright Now! Dental's receipt of the financing commitment proceeds is subject to certain conditions, including the negotiation of financing agreements satisfactory to Bright Now! Dental and the financing sources. The parties currently anticipate that the merger will be completed in the first quarter of 2003.

In connection with the execution of the merger agreement, Bright Now! Dental entered into an agreement with the Company's lenders which provides, among other things, that the lenders will not file suit against the Company, foreclose on any collateral, exercise self-help remedies with respect to any collateral, or set-off any of the Company's cash accounts. The agreement with the Company's lenders will terminate upon the earlier of the closing of the merger, the termination of the merger agreement, a default by Bright Now! Dental under the agreement with the Company's lenders, and April 1, 2003. The agreement will also terminate upon the failure to meet certain milestones in connection with the preparation, filing and mailing of a proxy statement to the Company's stockholders, the holding of a special meeting of stockholders to vote on the merger agreement, and the closing of the merger. By its terms, the agreement does not constitute a waiver by the lenders of any rights that they may have with respect to the Company. The Company is not a party to this agreement and may not enforce its terms.

Commenting on the proposed transaction, W. Barger Tygart, Chairman and Chief Executive Officer of the Company, stated, "We are pleased to have reached a definitive agreement with Bright Now! Dental and its investor group after working together with them over the past few months to resolve all of the outstanding issues necessary to enter into this agreement. We continue to believe that the proposed transaction is in the best interests of the Company and all of its various constituencies. In the transaction, the outstanding principal amount under the Company's credit facility will be paid in full, and our stockholders will be getting a premium price for their shares of common stock. By joining forces with Bright Now! Dental, we hope to eliminate the financial uncertainty that the Company has faced due to the defaults under its credit facility, while returning the Company's focus to providing exceptional management and administrative services to its affiliated dental group practices."

"Our confidence that Monarch Dental is an excellent strategic fit for our company has been reinforced throughout the diligence process of the last several months," said Steven C. Bilt, President and Chief Executive Officer of Bright Now! Dental. "Our enthusiasm for the opportunities ahead has increased as we have come to know Monarch Dental's talented and dedicated operations team. They are an ideal complement to Bright Now! Dental's proven operating model, which focuses on the success of each dental office as a local business unit. Together, we will further refine the administrative and marketing expertise that makes Bright Now! Dental successful in order to leverage the operational capabilities of the combined company. Our extensive national presence, without the distractions of the public marketplace, will serve to further our mission of helping dentists to operate their practices with a heightened focus on patient care and to deliver quality dentistry, exceptional value and superior service."

About Monarch Dental(R)

Monarch Dental Corporation (Nasdaq: MDDS) [www.monarchdental.com] provides business support services to 152 dental offices serving 17 markets in 13 states. Monarch Dental offices offer a wide range of general dental services, including preventive care, restorative services, and cosmetic services. In addition, many practices offer specialty services such as orthodontics, periodontics, oral surgery, endodontics and pediatric dentistry. Based in Dallas, Texas, Monarch Dental and its affiliated dentists have annual revenues of approximately $185 million and employ approximately 2,200 people.

About Bright Now!(R) Dental

Bright Now! Dental, Inc. [www.brightnow.com] is a leading dental practice management company that provides business support services to 52 dental offices in California, Oregon and Washington. Bright Now! Dental's mission is to assist dentists in delivering quality dental care, exceptional value and superior service at convenient locations, utilizing a unique marketing and real estate approach. Bright Now! Dental's affiliated and staff dentists deliver general, preventive, specialty and cosmetic dental care to more than 250,000 patients each year. Based in Santa Ana, California, Bright Now! Dental and its affiliated dentists employ approximately 950 people. Bright Now! Dental's majority shareholder is Gryphon Investors, a leading middle market private equity firm with approximately $500 million of capital under management.

This press release contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. Such statements are subject to uncertainties and risks that could cause the actual results to differ materially from anticipated future results expressed or implied by such forward-looking statements. These uncertainties and risks include, but are not limited to, the risk that the parties will not be able to satisfy the closing conditions set forth in the merger agreement, the risk that the Company's stockholders will not approve the proposed transaction, the risk that the conditions to the receipt by Bright Now! Dental of the proceeds from the financing commitments will not be satisfied, the risk that the conditions to the continued effectiveness of the agreement between Bright Now! Dental and the Company's lenders will not be satisfied, including, without limitation, the condition that all milestones for the proposed transaction be met, the risk that the Company's lenders will further exercise their rights of set-off and/or foreclosure, the risk that the Company will not be able to maintain sufficient liquidity to fund its future operations, uncertainties regarding the impact of the events disclosed in this press release on the Company's operations, including its relationships with its customers and vendors, risks associated with the change of status or departure of key personnel, and other risks detailed in the Company's Securities and Exchange Commission filings. The Company expressly disclaims any responsibility to update forward-looking statements.

                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

Monarch Dental Corporation plans to mail a proxy statement to its stockholders containing information about the merger. Investors and securityholders of the Company are advised to read the proxy statement carefully when it becomes available because it will contain important information about the merger, the persons soliciting proxies related to the merger, their interest in the merger, and related matters. Investors and securityholders may obtain free copies of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement also will be available from the Company by directing such requests to Investor Relations, Monarch Dental Corporation, Tollway Plaza II, 15950 North Dallas Parkway, Suite 825, Dallas, Texas 75248, telephone (972) 361-8420.

                       INFORMATION CONCERNING PARTICIPANTS

Monarch Dental Corporation, its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company's stockholders in favor of the merger. As of the date of this press release, Dr. Warren F. Melamed, a director of the Company, beneficially owned approximately 17% of the Company's outstanding common stock, and W. Barger Tygart, Chairman and Chief Executive Officer of the Company, beneficially owned approximately 3% of the Company's outstanding common stock. Each of the other directors and executive officers of the Company beneficially owned less than 1% of the outstanding common stock. Additional information about the interests of these participants may be obtained from reading the proxy statement regarding the proposed transaction when it becomes available.

-----------------------
Contact:

     Monarch Dental Corporation
     Lisa Peterson, 972/361-8430
     Chief Financial and Administrative Officer